 _____________________FAUQUIER BANKSHARES, INC.ANNUAL SHAREHOLDERS’ MEETING      May 17, 2016

 Safe Harbor Statement  Today’s  presentations may include forward-looking statements.  These statements represent the  company's beliefs regarding future events that, by their nature, are uncertain and outside of the  company’s control. The company’s actual results and financial condition may differ, possibly materially, from what is indicated in these forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 under “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”  2  FAUQUIER BANKSHARES, INC.

 Financial Condition  FAUQUIER BANKSHARES, INC.  3

 4  Total Assets  FAUQUIER BANKSHARES, INC.  Millions ($)

 5  Loans, Net  FAUQUIER BANKSHARES, INC.  Millions ($)  As of December 31.5 YR - CAGR – 12/31/2010 – 12/31/2015Source: Fauquier Bankshares Financials

 6  Loan Portfolio  Loan Portfolio  At December 31, 2015  FAUQUIER BANKSHARES, INC.  Source: Fauquier Bankshares Financials *Includes $16MM in U.S. Government Guaranteed Student Loans

 Net Charge-Offs to Average Loans  7  National Peer Group consists of 444 Bank Holding Companies and Commercial Banks with Consolidated Assets of $500MM - $1B. (Source: SNL)VA Banks consists of 47 public companies with assets less than $5 billion. (Source: SNL)Averages used for both National Peer Group and VA Banks. As of December 31.  4th Quarter 2015 – Charged-off $8.5MM on one loan relationship2nd Quarter 2016 – Recovered $1.27MM

 Nonperforming Loans to Period End Loans  8  National Peer Group consists of 444 Bank Holding Companies and Commercial Banks with Consolidated Assets of $500MM - $1B. (Source: SNL)VA Banks consists of 47 public companies with assets less than $5 billion. (Source: SNL)Averages used for both National Peer Group and VA Banks. As of December 31.

 9  FAUQUIER BANKSHARES, INC.  Allowance for Loan LossAs a Percentage of 90 Days Past Due & Nonaccrual Loans*  National Peer Group consists of 444 Bank Holding Companies and Commercial Banks with Consolidated Assets of $500MM - $1B. (Source: SNL)VA Banks consists of 47 public companies with assets less than $5 billion. (Source: SNL)Averages used for both National Peer Group and VA Banks. As of December 31.*Excludes U.S. Government Guaranteed Student Loans

 10  Total Deposits  FAUQUIER BANKSHARES, INC.  Millions ($)  As of December 31. 5 YR - CAGR – 12/31/2010 – 12/31/2015 Source: Fauquier Bankshares Financials

 Core Deposit Portfolio*  FAUQUIER BANKSHARES, INC.  Average Daily Balances for Twelve Months Ended December 31,   Source: Fauquier Bankshares Financials5 YR – CAGR – December 31, 2010 – December 31, 2015*Excludes Time Deposits   11  5 YR - CAGR 8.02%

 Financial Performance and Goals  FAUQUIER BANKSHARES, INC.  12

 Return on Average Equity (ROAE)  FAUQUIER BANKSHARES, INC.  13  National Peer Group consists of 444 Bank Holding Companies and Commercial Banks with Consolidated Assets of $500MM - $1B. (Source: SNL)VA Banks consists of 47 public companies with assets less than $5 billion. (Source: SNL)Averages used for both National Peer Group and VA Banks. As of December 31.  2015 ROAE 8.34% without $8.0MM Provision for Loan Loss

 14  Net Income (ROAA)(As a Percent of Average Assets)  FAUQUIER BANKSHARES, INC.  National Peer Group consists of 444 Bank Holding Companies and Commercial Banks with Consolidated Assets of $500MM - $1B. (Source: SNL)VA Banks consists of 47 public companies with assets less than $5 billion. (Source: SNL)Averages used for both National Peer Group and VA Banks. As of December 31.  2015 ROAA 0.78% without $8.0MM Provision for Loan Loss

 Net Interest Margin*  15  FAUQUIER BANKSHARES, INC.    National Peer Group consists of 444 Bank Holding Companies and Commercial Banks with Consolidated Assets of $500MM - $1B. (Source: SNL)VA Banks consists of 47 public companies with assets less than $5 billion. (Source: SNL)Averages used for both National Peer Group and VA Banks. As of December 31.*Net interest income on a taxable equivalent basis divided by average earning assets.

 16  Assets Under Management(At Market Value)  FAUQUIER BANKSHARES, INC.  Source: Wealth Management Services Statement of Condition and Yahoo Finance – As of December 31.   S&P 500 Index

 Efficiency Ratio*  FAUQUIER BANKSHARES, INC.  17  National Peer Group consists of 444 Bank Holding Companies and Commercial Banks with Consolidated Assets of $500MM - $1B. (Source: SNL)VA Banks consists of 47 public companies with assets less than $5 billion. (Source: SNL)Averages used for both National Peer Group and VA Banks. As of December 31.*Efficiency ratio is computed by dividing non-interest expense by adjusted operating income on a taxable equivalent basis. Includes gains and losses on the sale or impairment of securities and OREO.

 18  Tangible Equity to Tangible Assets Ratio  FAUQUIER BANKSHARES, INC.  National Peer Group consists of 444 Bank Holding Companies and Commercial Banks with Consolidated Assets of $500MM - $1B. (Source: SNL)VA Banks consists of 47 public companies with assets less than $5 billion. (Source: SNL)Averages used for both National Peer Group and VA Banks. As of December 31.

 Stock Total Return Performance  Index  Over Last 12 Months  Since January 1, 2008  Since July 1997  FBSS  -9.87%  22.78%  336.64%  SNL U.S. Banks $500 Million - $1 Billion  11.36%  21.97%  252.37%  19  FAUQUIER BANKSHARES, INC.   Source: SNL Financial – As of end of day Thursday, May 12, 2016

Contact Information


MAIN OFFICE


THE PLAINS


VIEW TREE

Investor Relations Contacts

Marc J. Bogan
President & Chief Executive Officer
marc.bogan@tfb.bank

Eric P. Graap
Executive Vice President
& Chief Financial Officer
eric.graap@tfb.bank

Danielle Jenkins
Shareholder Relations Specialist
danielle.jenkins@tfb.bank

www.tfb.bank


CATLETT


NEW BALTIMORE


SUDLEY ROAD


BEALETON


BRISTOW


HAYMARKET


Centreville Road


GAINESVILLE

FAUQUIER BANKSHARES, INC. 20